Exhibit 10.2

SECOND AMENDMENT TO

SHARE PURCHASE AND SALE AGREEMENT

AND OTHER PACTS

THIS SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT AND OTHER PACTS (this “Amendment”) is dated as of April __, 2019 and is made by and between:

i.

RigNet Serviços de Telecomunicações Brasil Ltda., a limited liability company organized and existing in accordance with the laws of Brazil, with head offices at Av. Rio Branco, 181, 18th floor, room 1901, Centro, Zip Code 20040-007, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, enrolled with the CNPJ/MF under No. 33.2.0773760-3, herein represented by its manager, Mr. Cicero Augusto Oliveira Alencar, Brazilian, widower, accountant, bearer of ID no. 026.938-8 CRC/RJ, enrolled with the CPF/MF under No. 268.425.057-04, resident and domiciled at Rua Cassiano Ricardo, 132, house 102, Ilha de Governador, Zip Code 21920-410, City of Rio de Janeiro, State of Rio de Janeiro (“Buyer”);

ii.

Ricardo Gomes Clemente, Brazilian, married under the partial property regime, businessman, bearer of ID No. 12.813.074-7, issued by IFP/RJ, enrolled with CPF/MF under No. 091.304.257-94, resident and domiciled at Rua Guimarães Natal, 19, apto. 201, Copacabana, Zip Code 22011-090, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Ricardo”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs Ana Laura Caiado Canedo Clemente, Brazilian, Medical Doctor, bearer of ID No. 3776154, enrolled with the CPF/MF under No. 898.680.80134;

iii.

Pedro Henrique dos Santos Teixeira, Brazilian, married under the partial property regime, businessman, bearer of ID No. 10.805.037-9, issued by IFP/RJ, enrolled with CPF/MF under No. 102.546.347-10, resident and domiciled at Rua Einstein, 88, apto. 204, Barra da Tijuca, Zip Code 22611-240, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Pedro”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs Gabriela Caroli de Souza, Brazilian, Dentist, bearer of ID No. 20.233.206-0, enrolled with the CPF/MF under No. 106.590.007-41;

iv.

Jorge Luiz de Brito Falcão, Brazilian, single, businessman, bearer of ID No. 11.300.017-8, issued by IFP/RJ, enrolled with CPF/MF under No. 084.355.917-94, resident and domiciled at Av. Padre Antônio José dos Santos, 530, apto. 171W, Brooklin Paulista, Zip Code 04563-01, City of São Paulo, State of São Paulo, Brazil (“Jorge Luiz”);

v.

Hubert Aureo Cerqueira Lima da Fonseca, Brazilian, single, businessman, bearer of ID No. 020.194.946-8, issued by IFP/RJ, enrolled with CPF/MF under No. 098.668.307-80, resident and domiciled at Rua Esteves Junior, 72, apto. 301, Laranjeiras, Zip Code 22231-160, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Hubert”);

vi.

Lélio de Souza Júnior, Brazilian, married under the partial property regime, engineer, bearer of ID No. 14.103.9097-7, issued by IFP/RJ, enrolled with CPF/MF under No. 988.963.346-91, resident and domiciled at Rua Silva Correia, 153, apto. 11, Vila Nova Conceição, Zip Code 04537-040, City of São Paulo, State of São Paulo, Brazil (“Lélio”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs Juliana Vinhoti Marting, Brazilian, Food Engineer, bearer of ID No. 26.352.390-1, issued by SSP/SP, enrolled with the CPF/MF under No. 285.651.958-05;

vii.

DLR2 Investimentos e Participações Ltda., a limited liability company organized and existing in accordance with the laws of Brazil, with head offices at Av. Presidente Vargas, 290, 6th floor, Centro, Zip Code 20091-060, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, enrolled with the CNPJ/MF under No. 17.686.352/0001-45, herein represented by its managers, Mr. Rodrigo de Queiroz Caserta, Brazilian, married under the partial property regime, consultant, bearer of ID No. 09.998.311-6, issued by IFP/RJ, enrolled with CPF/MF under No. 071.623.027-50, resident and domiciled at Rua Volta Redonda, 270, apto. 31, Torre Figueira, Campo Belo, Zip Code 04608-010, City of São Paulo, State of São Paulo, Brazil, and Mr. Denis Del Bianco, Brazilian, married under the partial property regime, consultant, bearer of ID No. 01196243819, issued by DETRAN/RJ, enrolled with CPF/MF under No. 071.651.947-03, resident and domiciled at Rua Moliere, 450, house 15, Vila Sofia, Zip Code 04671-090, City of São Paulo, State of São Paulo, Brazil (“DLR2”);

viii.

Rafael Gomes Clemente, Brazilian, single, engineer, bearer of ID No. 12.055.172-6, issued by IFP/RJ, enrolled with CPF/MF under No. 087.321.187-16, resident and domiciled at Rua Guimarães Natal, 19, apto. 201, Copacabana, Zip Code 22011-090, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Rafael”);

ix.

André Rego Macieira, Brazilian, married, engineer, bearer of ID No. 012.655.008-6, enrolled with CPF/MF under No. 053.662.027-01, resident and domiciled at Rua Roberto Dias Lopes, 59, apto. 301, Leme, Zip Code 22.010-110, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“André”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs. [Name], [nationality], [profession], bearer of ID No. Tatiana Holanda Cavalcanti Sirimarco Macieira, Brazilian, Lawyer, bearer of ID No. 124193 OAB/RJ, enrolled with the CPF/MF under No. 084.318.467-12;

x.

Juan Pedro Alves Lopes, Brazilian, married, programmer, bearer of ID No. 20.550.697-5, enrolled with CPF/MF under No. 124.212.067-07, resident and domiciled at Rua Carlos de Laet, 67, flat 501, Tijuca, ZIP Code 20.511-210, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Juan”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs. Jacqueline Abreu do Nascimento Telles Rodrigues Lopes, Brazilian, programmer, bearer of ID No. 20754939-5, enrolled with the CPF/MF under No. 115.341.187-30; and

xi.

Carlos Erich Krämer Neto, Brazilian, married, designer, bearer of ID No. 12484408-5, enrolled with CPF/MF under No. 089.513.687-26, resident and domiciled at Rua Borda do Mato, 298, flat 511, Grajaú, CEP 20.561-208, City of Rio de Janeiro, State of Rio de Janeiro, Brazil (“Carlos”) and also representing his spouse for all purposes of law, including, without limitation, those set forth in article 1,647 of the Civil Code, Mrs. Rosselline Wanderoscky de Oliveira, Brazilian, professor, bearer of ID No. 12317757-8, enrolled with the CPF/MF under No. 055.234.907-09;

Ricardo, Pedro, Jorge Luiz, Hubert, Lélio, DLR2, Rafael, Andre, Juan and Carlos are jointly referred to as the “Sellers”. Ricardo, Pedro, Jorge Luiz and Lelio, in separate, may also be referred to as the “Executive Group”; and, as intervening parties,

xii.

Intelie Soluções em Informática Ltda., a sociedade limitada being transformed into a sociedade anonima organized and existing in accordance with the laws of Brazil, with head offices at Av. Rio Branco, 277, room 301, Centro, Zip Code 20040-009, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, enrolled with the CNPJ/MF under No. 10.454.306/0001-71, herein represented by its managers, Mr. Ricardo Gomes Clemente, qualified above, and Mr. Pedro Henrique dos Santos Teixeira, qualified above (“Intelie Brazil” and together with Intelie USA, the “Company”); and

xiii.

RigNet, Inc., a company organized and existing in accordance with the laws of the State of Delaware, with head offices at 15115 Park Row, Suite 300, Houston, Texas, USA, herein represented by its Chief Executive Officer, Mr. Steven Pickett (“RigNet”)

WHEREAS, the parties hereto entered into that certain Share Purchase and Sale Agreement and Other Facts dated as of January 15, 2018, as previously amended (the “Existing Agreement”).

WHEREAS, the parties hereto desire to enter into this Amendment to adjust and clarify the calculation of the deferred portion of the Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Amendment, the parties agree that the Existing Agreement shall be amended in accordance with the terms and conditions set forth below.

1. Defined Terms. Capitalized terms used in this Amendment, but not defined herein, shall have the same meaning as such terms have in the Existing Agreement.

2. Definition of Baseline Revenue. The definition of “Baseline Revenue” is hereby amended to read in its entirety as follows: “Baseline Revenue” shall mean an amount of $265,000 (two hundred sixty five thousand US Dollars).

3. Earn-Out Portion of the Purchase Price. Section 3.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

3.1. Earn-out Portion of the Purchase Price. The portion of the Purchase Price established in Sections 2.3.2 through 2.3.5 is subject to the Company reaching the Incremental SaaS Revenue targets pursuant to the following criteria (together, the “Earn-out Amounts”)..

3.1.1. On the first anniversary of the Closing Date, Buyer shall certify if Incremental SaaS Revenue recognized by the Company in the period between August 31, 2017 and the first anniversary of the Closing Date is equal to or exceeds US$ 1,100,000 (one million one hundred thousand U.S. Dollars) more than the Baseline Revenue (August 31, 2017). If the Incremental SaaS Revenue exceeds US$ 1,100,000 over the Baseline Revenue, then the Buyer shall also certify the date on which the Incremental SaaS Revenue exceeded that target.

3.1.2. The Second Earn-out Purchase Price Payment provided for in Section 2.3.3 will be calculated using a twelve-month performance period that begins on the earlier of the following two dates:

1. the date that the Incremental SaaS Revenue met the target set forth in Section 3.1.1, as certified by Buyer pursuant to Section 3.1.1 and

2. the first anniversary of the Closing Date.

The Second Earn-out Purchase Price Payment provided for in Section 2.3.3. shall be paid by Buyer to Sellers in the event that the actual monthly recurring Incremental SaaS Revenue is equal or exceeds US$ 2,200,000 (two million two hundred thousand U.S. Dollars) greater than $1,365,000.00 (one million three hundred sixty five thousand US Dollars). To qualify, Incremental SaaS Revenue during this period must be (i) received pursuant to contracts with a minimum term of one year (including the term and revenue recognized from the relevant customer pursuant to a proof of concept or other trial period contract provided the customer paid for such proof of concept or other trial); or (ii) recognized during such second earn out period determined in accordance with this section and attributable to new customers during such second earn out period. On the second anniversary of the Closing Date, Buyer will certify the level of Incremental SaaS Revenue earned in the second earn out period and, if the target for the second earn out period was exceeded, the date on which Incremental SaaS revenue exceed the target

3.1.3. The Third Earn-out Purchase Price Payment provided for in Section 2.3.4 will be calculated using a twelve-month performance period that begins on the earlier of the following two dates:

1. the date that the Incremental SaaS Revenue met the target set forth in Section 3.1.2, as certified by the Buyer pursuant to Section 3.1.2, and

2. the second anniversary of the Closing Date.

The Third Earn-out Purchase Price Payment provided for in Section 2.3.4 will be calculated using a performance period that ends on the third anniversary of the Closing Date The Third Earn-out Purchase Price Payment provided for in Section 2.3.4 shall be paid by Buyer to Sellers in the event that is equal or exceeds US$ 3,300,000 (three million three hundred thousand U.S. Dollars) greater than $3,565,000 (three million five hundred sixty five thousand US Dollars). To qualify, Incremental SaaS Revenue during this period must be (i) recognized pursuant to contracts with minimum term of two years (including the term and revenue recognized from the relevant customer pursuant to a proof of concept or other trial period contract provided the customer paid for such proof of concept or other trial); or (ii) received during such third earn out period attributable to new customers during such third earn out period.

3.1.4. The Fourth Earn-out Purchase Price Payment provided for in Section 2.3.5 shall be paid by Buyer to Sellers equal to 50% of the amount by which the cumulative Total SaaS Revenues for the 36 (thirty-six) month period following the Closing Date exceeds US$ 10,000,000.00 (ten million). For purposes of such payment, if such cumulative Total SaaS Revenues exceeds US$ 14,000,000.00 for such 36 (thirty-six) month period, the portion that exceeds such amount will not be considered in the calculation.

3.1.5. In any event of Section 3.1 or 3.2, Sellers shall have full access to any and all documents or information of the Company to audit any numbers used for the calculation of the Earn-out.

3.1.6. The Parties acknowledge and agree that as a wholly-owned subsidiary of RigNet, the Company will be subject to all of RigNet’s policies, procedures and governance. To facilitate the Company achieving the Total SaaS Revenue thresholds set forth in this Section 3, but, without guaranteeing any result, Buyer shall in good-faith consult with any members of the Executive Group employed by RigNet or any of its Affiliates regarding any decisions about the Company’s (i) pricing strategy; (ii) marketing strategy; and (iii) research and development and product management strategy . Buyer shall take into consideration in good-faith the comments of any applicable members of the Executive Group and decide the due course of action given the overall strategy of RigNet.

3.1.7 Sellers hereby acknowledge and agree that Buyer shall be the sole Party responsible for the calculation of the Earn-out Targets according to the criteria established herewith, which shall account for the Total SaaS Revenue of the Company. Buyer and Seller shall discuss with the members of the Executive Group providing services to Buyer or any of its Affiliates at such time, on a quarterly basis, the progress of the Executive Group in achieving the Total SaaS Revenue target, and Buyer will assess annually the achievement of the Total SaaS Revenue target.

4. Removal of Schedule 3.1. Schedule 3.1 is removed in its entirety from the Existing Agreement and of no force and effect.

5. Miscellaneous. With the exception of the matters set forth in this Amendment, the Existing Agreement remains in full force and affect. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Existing Agreement, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Existing Agreement are hereby ratified and affirmed. The Parties acknowledge that the Existing Agreement as amended by this Amendment.

INWITNESS WHEREOF, the foregoing Second Amendment to Share Purchase and Sale Agreement is dated as of the date and year first written above.

Ricardo Gomes Clemente	Pedro Henriques S. Teixeira

Jorge Luiz de Brito Falcão	Hubert A. C. Lima da Fonseca

Lelio de Souza Junior	DLR2 Investimentos e Participações Ltda.

Rafael Gomes Clemente
Juan Pedro Alves Lopes

Carlos Erich krämer Neto

Andre Rego Macieira	RigNet Serviços de Telecomunicações Brasil, Ltda.

Intelie Soluções em Informãtica S.A.	RIGNET, INC.

Witnesses:

1)	2)
Name: Egbert Clarke	Name: Steve Pickett
RG:	RG:
CPF:	CPF:

Spouses:

Ana Laura Caiado Canedo Clemente	Gabriel Caroli de Souza
CPF 898.680.801-34

Rosselline Wanderoscky de Oliveira	Tatiana Holanda Cavalcanti Soromarco Macieira

Jacqueline Abreu do Nascimento Telles Rodrigues Lopes	Juliana Vinhoti Martins